UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17877 Von Karman Ave., Suite 100

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2026, Xponential Fitness, Inc. (the “Company”), issued a press release (the “Press Release”), announcing the appointment of Danielle Porto Parra as its President, effective as of May 18, 2026.

Prior to joining the Company, Ms. Parra served as the Chief Brand Officer and head of McAlister’s Deli since January 2025, and as a Senior Vice President, from September 2021 to December 2024, and Vice President from December 2020 to September 2021 at GoTo Foods, a leading developer, franchisor and operator of global multi-channel foodservice brands including Cinnabon, Auntie Anne’s, Jamba, Moe’s Southwest Grill, McAlister’s Deli, Schlotzsky’s & Carvel. She also previously served as the Chief Marketing Officer & SVP of eCommerce at Icahn Automotive, an operator and franchisor of automotive aftermarket service and parts brands including Pep Boys, AAMCO, Precision Tune, and Auto Plus from 2016 to 2019. Ms. Parra was the Chief Marketing Officer for Build.com from 2015 to 2016 and Vice President, Marketing for Petco Animal Supplies, Inc. from 2011 to 2015. She was the Vice President of Marketing from 2008 to 2010 and Director Loyalty Marketing from 2006 to 2008 for Caesars Entertainment. Ms. Parra has volunteered with YMCA and the Petco Foundation, and currently serves on the Resource Development & Marketing Board Committee for Boys & Girls Club.

There is no arrangement or understanding between Ms. Parra and any other person pursuant to which Ms. Parra has been appointed as President, and there is no family relationship between Ms. Parra and any of the Company’s directors or executive officers. Ms. Parra has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Approval of Omnibus Plan Amendment

On May 14, 2026, the board of directors of the Company (the “Board”) approved an amendment (the “Amendment”) to the Xponential Fitness, Inc., Omnibus Incentive Plan (the “Plan”). The Amendment provides that (i) a complete liquidation or dissolution of the Company will constitute a “change in control” of the Company and, (ii) upon a change in control, if the Company’s outstanding equity awards are not “assumed” by the acquiring or surviving entity in the change in control (or a successor or parent corporation), (x) any equity awards subject to time-vesting conditions will fully vest, (y) any equity awards subject to performance-vesting conditions that have a performance period in effect as of the change in control will vest based on actual performance for the performance period, and to the extent applicable, any such equity awards will become fully exercisable, and (z) any equity awards subject to performance-vesting conditions for which a performance period that has not commenced as of the change in control will be forfeited for no consideration.

For purposes of the Plan, the Amendment provides that an equity award will be considered to be “assumed” only if it is converted into a replacement award denominated in publicly held stock that is widely traded on an established stock exchange, in a manner that complies with Sections 409A and 424 of the Code, on terms that are at least as favorable as the existing equity award. If the outstanding equity awards are assumed, (i) any equity awards subject to time-vesting conditions will continue to vest in accordance with their respective vesting schedules, (ii) any equity awards subject to performance-vesting conditions that have a performance period in effect as of the change in control will be earned as of the change in control, and such awards will remain subject to time-vesting conditions for the remainder of any applicable performance periods, and (iii) any equity awards subject to performance-vesting conditions for which a performance period that has not commenced as of the change in control will be forfeited for no consideration.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 10-K and is incorporated herein by reference.

Adoption of Severance Plan

On May 12, 2026, Board approved and adopted the Xponential Fitness, Inc., Executive Severance Plan (the “Severance Plan”), for eligible employees, including our executive officers. The Severance Plan provides a participant with certain payments and benefits upon a severance-eligible termination.

The Severance Plan provides that if a participant experiences a severance-eligible termination outside of the Severance Plan’s change in control protection period, the participant will be entitled to (i) a cash payment equal to the participant’s annual base salary multiplied by the applicable severance multiplier (ranging from 0.5 to 2), paid in substantially equal installments over the applicable severance period, (ii) any earned but unpaid bonus for the prior fiscal year, paid at the same time bonuses are paid to continuing employees, (iii) a prorated bonus for the year of termination, paid at the same time bonuses are paid to continuing employees, (iv) (x) for time-vesting equity awards, pro-rated vesting and (y) for performance-vesting equity awards, prorated vesting based on the portion of the performance period that has elapsed through the separation date and actual performance; provided, that performance-vesting equity awards for which the performance period has not yet commenced, or for which the performance-vesting conditions have not yet been established, will be forfeited, and (v) health care continuation for the applicable severance period (ranging from 6 to 24 months).

The Severance Plan provides that if a participant experiences a severance-eligible termination during the Severance Plan’s change in control protection period, the participant will be entitled to (i) a cash payment equal to (x) the product of (a) the participant’s annual base salary and (b) target bonus multiplied (y) by the applicable severance multiplier (ranging from 0.5 to 2), paid in a lump sum as soon as practicable following the separation date, (ii) any earned but unpaid bonus for the prior fiscal year, paid at the same time bonuses are paid to continuing employees, (iii) a prorated bonus for the year of termination, paid at the same time bonuses are paid to continuing employees, (iv) for time-vesting equity awards, full vesting (including awards that were previously subject to performance-vesting conditions and became time-based in connection with the change in control), and (v) health care continuation for the applicable severance period (ranging from 6 to 24 months).

Receipt of any severance benefits is subject to the participant’s execution of a release of claims against the Company and continued compliance with restrictive covenant obligations, along with other customary terms and conditions.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 10.2 to this Form 10-K and is incorporated herein by reference.

Employment and Indemnification Agreements

The Company entered into an offer letter with Ms. Parra, effective as of May 18, 2026 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Parra’s initial annual base salary is $600,000, and she is eligible to participate in the Company’s annual cash bonus program, with a target bonus opportunity of 60% of her base salary, based on the achievement of Company and personal performance goals. Ms. Parra is entitled to a guaranteed cash bonus for 2026, equal to 100% of her target bonus opportunity ($360,000), on a non-prorated basis, which will be paid no later than April 15, 2027, and will receive a sign-on bonus of $100,000, to be paid within 30 days of May 18, 2026.

Subject to the terms of the Plan (as amended by the Amendment) and the entry by the Company and Ms. Parra into customary grant agreements, the Company will grant Ms. Parra one or more incentive equity awards with an aggregate grant date value of $2.5 million, 50% of which will be granted in the form of time-based restricted stock units (“RSUs”) and 50% in the form of performance share units (“PSUs”). The RSUs will vest in equal installments on the 12-, 24-, and 36-month anniversaries of May 18, 2026, subject to Ms. Parra’s continued service with the Company on each vesting date. The PSUs will vest, if at all, in the first quarter of 2029, following the Human Capital Management Committee’s determination of the applicable performance results (which have not yet been established) for each applicable individual performance period from January 1, 2026, through December 31, 2028, subject to Ms. Parra’s continued employment through such vesting date.

Pursuant to the Offer Letter, Ms. Parra will be a participant in the Severance Plan and will be entitled to severance payments upon severance eligible terminations as set forth therein (and described above). Ms. Parra has agreed to certain restrictive covenants during the term of her employment and for specified periods following a termination from employment, including but not limited to, a 12-month post-termination non-solicit of employees, a perpetual non-disparagement obligation, a perpetual confidentiality obligation, and invention assignment provisions. Ms. Parra has also entered into an indemnification agreement with the Company in the form executed with other executives of the Company.

We have included the foregoing summary description of the Offer Letter to provide certain information regarding its terms, and such is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Xponential Fitness, Inc., Omnibus Incentive Plan†

10.2	Xponential Fitness, Inc., Executive Severance Plan†

10.3	Offer Letter, dated as of May 5, 2026, between the Company and Danielle Porto Parra†

99.1	Press Release dated May 18, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Denotes a management contract or compensatory plan, contract, or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026	XPONENTIAL FITNESS, INC.

	By:	/s/ Gavin O’Connor
	Name	Gavin O’Connor
	Title	Chief Legal Counsel, Chief Administrative Officer and Secretary